SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 27, 2020

Banner Corporation
(Exact name of registrant as specified in its charter)

Washington	000-26584	91-1691604
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

10 S First Avenue, Walla Walla, Washington		99362
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number (including area code) (509) 527-3636

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock par value $0.01 per share	BANR	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 27, 2020, the Board of Directors (“Board”) of Banner Corporation (the “Company”) adopted an amendment to Article III, Section 13 of the Company’s Bylaws concerning the age limitation for directors.  The amendment provides the Board flexibility in extending the term of a director who has reached the mandatory retirement age of 75 prior to the date of his or her election, but whom the Board determines to possess expertise vital to the proper functioning of the Company. The decision to extend the director’s term requires the affirmative vote of two-thirds of the disinterested directors then in office. The director may only stand for election for one-year terms.

In addition, the Board amended Article III, Section 1 to provide that it may annually, at its discretion, elect a vice chairman of the Board.

A copy of the Company’s Amended and Restated Bylaws are attached hereto as Exhibit 3.2.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are being filed herewith and this list shall constitute the exhibit index:

3.2. Amended and Restated Bylaws of Banner Corporation
104 Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

BANNER CORPORATION

Date: October 28, 2020	By:/s/ Peter J. Conner
Peter J. Conner
Executive Vice President and Chief Financial Officer